                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT

                                                               February 24, 2005

SG COWEN & CO., LLC
J.P. MORGAN SECURITIES INC.
THOMAS WEISEL PARTNERS LLC
JEFFERIES & CO.
OPPENHEIMER & CO.
JANCO PARTNERS
SANDERS MORRIS HARRIS
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York  10020

Dear Ladies and Gentlemen:

      Lions Gate Entertainment Inc., a Delaware corporation (the "Issuer"), proposes to issue and sell to you (the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated February 18, 2005 (the "Purchase Agreement"), $150,000,000 aggregate principal amount (plus an option to purchase up to an additional $25,000,000 agreement principal amount) of its 3.625% Convertible Senior Subordinated Notes due 2025 (the "Notes"). Payment of principal and interest on the Notes will be unconditionally guaranteed on a senior subordinated basis by Lions Gate Entertainment Corp., a British Columbia corporation. Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement. The Company has agreed to contribute to the Issuer, upon any conversion, the number of Common Shares of the Company required to satisfy the conversion rights under the Notes. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, each of the Issuer and the Company agrees with each of the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Notes (collectively, the "Holders"), as follows:

      1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Registration Rights Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

      "Acquiror" means, in a transaction that is a Change in Control, the entity that acquires the Issuer or the Company, as the case may be.

      "Additional Interest Accrual Period" has the meaning set forth in Section 3 hereof.

      "Additional Interest Amount" has the meaning set forth in Section 3 hereof.

      "Additional Interest Payment Date" means each March 15 and September 15.

      "Affiliate" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

      "Amendment Effectiveness Deadline Date" has the meaning set forth in
Section 2(d) hereof.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Toronto or The City of New York are authorized or obligated by law or executive order to close.

      "Change in Control" has the meaning assigned such term in the Indenture.

      "Closing Date" means the original issuance date of the Notes pursuant to the Indenture.

      "Commission" means the Securities and Exchange Commission.

      "Common Shares" means the common shares, no par value, of the Company, and any other common shares as may constitute "Common Shares" for the purposes of the Indenture, including the Underlying Common Shares.

      "Company" means Lions Gate Entertainment Corp., a British Columbia corporation, until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor corporation.

      "Conversion Price" has the meaning assigned such term in the Indenture.

      "Deferral Notice" has the meaning set forth in Section 4(h)(ii) hereof.

      "Deferral Period" has the meaning set forth in Section 4(h)(ii) hereof.

      "Effectiveness Deadline Date" has the meaning set forth in Section 2(a) hereof.

      "Effectiveness Period" means the period commencing on the date the Initial Registration Statement is declared effective and ending on the date that is the earliest to occur of:

            (i) the date when: (A) all of the Registrable Securities have been sold pursuant to the Shelf Registration Statement or Rule 144, or any similar provision then in force, but not Rule 144A and (B) the legend with respect to transfer restrictions required under the Indenture is removed or removable from all the Registrable Securities in accordance with the terms of the Indenture or such legend, as the case may be ;

            (ii) the date when: (A) the holding period under Rule 144(k) under the Securities Act applicable to Holders that are not Affiliates of the Company or the Issuer has expired and (B) the legend with respect to transfer restrictions required under the Indenture is removed or removable from all the Registrable Securities in accordance with the terms of the Indenture or such legend, as the case may be;

            (iii) the date when all of the Registrable Securities have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise); and

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            (iv) February 24, 2007.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Filing Deadline Date" has the meaning set forth in Section 2(a) hereof.

      "Holder" means a Person who owns, beneficially or otherwise, Registrable Securities.

      "Holders' Information" has the meaning set forth in Section 7(a) hereof.

      "Indenture" means the Indenture, dated as of February 24, 2005, among the Issuer, the Company and J.P. Morgan Trust Company, National Association, as Trustee, pursuant to which the Notes are being issued, as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof.

      "Initial Purchasers" has the meaning set forth in the preamble hereof.

      "Initial Shelf Registration Statement" has the meaning set forth in
Section 2(a) hereof.

      "Inspector" has the meaning set forth in Section 4(p) hereof.

      "Issuer" means Lions Gate Entertainment Inc., a Delaware corporation until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Issuer" shall mean such successor corporation..

      "Material Event" has the meaning set forth in Section 4(h) hereof.

      "Notes" means the 3.625% Convertible Senior Subordinated Notes due 2025 of the Issuer to be purchased pursuant to the Indenture.

      "Notice and Questionnaire" means a written notice delivered to the Company and the Issuer containing substantially the information called for by the Notice of Registration Statement and Selling Securityholder Questionnaire attached as Appendix A to the Offering Circular, as such notice may be amended by the Company and the Issuer upon the advice of counsel experienced in such matters, to the extent reasonably necessary to ensure compliance with applicable law.

      "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company and the Issuer on or prior to such date.

      "Offering Circular" means that certain confidential offering circular of the Issuer, dated February 18, 2005, related to the Notes, and any amendments or supplements thereto.

      "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or

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

prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

      "Public Entity" means, in a Change in Control transaction, the Acquiror or a direct or indirect parent of the Acquiror with, in each case, publicly-traded equity securities that are listed on a United States national securities exchange, on the National Association of Securities Dealers Automated Quotation National Market System or any successor national securities exchange or automated over-the-counter trading market in the United States, or any similar United States system of automated dissemination of quotations of securities prices.

      "Record Holder" means with respect to any Additional Interest Payment Date relating to any Notes or Underlying Common Shares as to which any Additional Interest Amount has accrued, the registered holder of such Note or Underlying Common Shares on the March 1 immediately preceding an Additional Interest Payment Date occurring on a March 15, and on the September 1 immediately preceding an Additional Interest Payment Date occurring on a September 15.

      "Registrable Securities" means the Notes until such Notes have been converted into the Underlying Common Shares and, at all times subsequent to any such conversion, the Underlying Common Shares and any securities into or for which such Underlying Common Shares have been converted or exchanged (or into which such Notes may be converted or exchanged in accordance with the Indenture), and any security issued with respect thereto upon any share dividend, split or similar event, until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto for non-Affiliates of the Company and the Issuer, as the case may be, under Rule 144(k), (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iv) it ceases to be outstanding, or (v) February 24, 2007.

      "Registration Default" has the meaning set forth in Section 3 hereof.

      "Registration Rights Agreement" means this Registration Rights Agreement.

      "Registration Statement" means any registration statement of the Issuer under the Securities Act that covers any of the Notes and/or any registration statement of the Company (or any successor to the Company pursuant to a supplemental indenture entered into in accordance with the Indenture) under the Securities Act that covers any of the Underlying Common Shares, pursuant to the provisions of the Indenture; including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

      "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

      "Rule 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

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

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

      "Shelf Registration Statement" has the meaning set forth in Section 2(b) hereof.

      "Special Counsel" means one counsel as shall be specified in writing to the Company by the Holders of a majority of the Registrable Securities, but which may, with the written consent of the Holders of a majority of the Registrable Securities (which shall not be unreasonably withheld, delayed or conditioned), be another law firm experienced in securities law matters designated by the Company and the Issuer. For purposes of determining the Holders of a majority of the Registrable Securities in this definition, Holders of Notes shall be deemed to be the Holders of the number of Underlying Common Shares into which such Notes are or would be convertible as of the date the consent is requested.

      "Subsequent Shelf Registration Statement" means any additional Shelf Registration Statement filed by the Company and the Issuer after the filing of the Initial Shelf Registration Statement, and any Shelf Registration Statement filed by any Successor Company.

      "Successor Company" means, with respect to any Shelf Registration Statement filed in connection with a Change in Control transaction, the Public Entity and, if applicable, any subsidiary of the Public Entity which also files such Shelf Registration Statement.

      "Trustee" means J.P. Morgan Trust Company, National Association, the trustee under the Indenture.

      "Underlying Common Shares" means the Common Shares into which the Notes are convertible, or which are issuable upon a conversion, repurchase or redemption of the Notes in accordance with the Indenture, or that are issued upon any such conversion, repurchase or redemption of the Notes, including any Common Shares of a Public Entity into which the Notes may become convertible in accordance with the Indenture.

      2. Shelf Registration.

      (a) The Company and the Issuer shall as promptly as practicable (but in no event more than one hundred twenty (120) days after the Closing Date, such 120th day being the "Filing Deadline Date") file with the Commission, and thereafter shall use their commercially reasonable efforts to cause to be declared effective no later than two hundred ten (210) days after the Closing Date (210th day being the "Effectiveness Deadline Date"), a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all of the Registrable Securities that are duly authorized at the time of the filing of the Initial Shelf Registration Statement (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or, if unavailable, another appropriate form permitting registration of such Registrable Securities for resale by the Holders in accordance with the methods of distribution reasonably requested by the Holders and set forth in the Initial Shelf Registration Statement. The Company and the Issuer shall use their respective commercially reasonable efforts to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date five (5) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration

Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

      (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (with such Initial Shelf Registration or any Subsequent Shelf Registration Statement in effect at any time being referred to as the "Shelf Registration Statement") ceases to be effective for any reason at any time during the Effectiveness Period, the Company and the Issuer shall use their respective commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof including, if reasonably necessary, by amending the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities. If a Subsequent Shelf Registration Statement is filed, the Company and the Issuer shall use their respective commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period. In the event of a Subsequent Shelf Registration Statement that is filed by any Successor Company pursuant to a Change in Control, the Company, the Issuer and the Successor Company shall use their respective commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period; provided, however, that it shall be a condition to a closing of the Change in Control in which the Company has elected that the Notes be convertible into Common Shares of the Public Entity that such Subsequent Shelf Registration Statement shall have been declared effective.

      (c) The Company and the Issuer shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Issuer for such Shelf Registration Statement, if required by the Securities Act or as necessary to name a Notice Holder as a selling securityholder pursuant to Section (d) below.

      (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and with Section 4(h) hereof. Each Holder who elects to sell Registrable Securities pursuant to a Shelf Registration Statement agrees to complete and deliver a Notice and Questionnaire to the Company and the Issuer and that it will be bound by the terms and conditions of the Notice and Questionnaire and this Registration Rights Agreement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company and the Issuer shall, upon the later of (x) ten (10) Business Days after the date a properly completed and executed Notice and Questionnaire is delivered pursuant to Section 10(b) hereof and any information reasonably requested by the Company or the Issuer in addition to the Notice and Questionnaire has been received or (y) ten (10) Business Days after the expiration of any Deferral Period in effect when such Notice and Questionnaire is delivered or put into effect within ten (10) Business Days of such delivery date, if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Issuer shall file a post-effective amendment to the Shelf Registration Statement, shall use their respective commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable, but in no event more than 45 days after the date such post-effective amendment is required by this clause to be filed (the "Amendment Effectiveness Deadline Date"); provided, however, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company or the Issuer shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in this Section 2(d) upon expiration of the Deferral Period in accordance with Section 4(h) hereof. Notwithstanding anything contained herein to the contrary, (x) the Company and the Issuer shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (y) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company and the Issuer shall incur no obligation to pay any Additional Interest Amount during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date; provided, further, that the Company and the Issuer will not be obligated to file more than one such post-effective amendment to the Registration Statement or supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document in any twenty (20) day period following the date the Shelf Registration Statement is declared effective for the purpose of naming Holders as selling securityholders who were not named in such Shelf Registration Statement at the times of its effectiveness.

      3. Additional Interest.

      (a) The Company and the Issuer agree that the Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if, other than as permitted hereunder,

            (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date,

            (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or

            (iii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to
Section 4(h) hereof.

      (b) Each event described in any of Section 3(a)(i) through (iii) is individually referred to herein as a "Registration Default." For purposes of this Registration Rights Agreement, each Registration Default set forth above shall begin on the dates set forth in the table below and shall end on the ending dates set forth in the table below:

Type of
Registration
Default by
Clause_____         Beginning Date                       Ending Date
-----------         --------------                       -----------
(i)           Filing Deadline              Date the date the Initial Shelf
                                           Registration Statement is filed

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

(ii)          Effectiveness Deadline       Date the date the Initial Shelf
                                           Registration Statement becomes
                                           effective under the Securities Act

(iii)         the date on which the        termination of the Deferral Period
              aggregate duration of        that the caused the limit on the
              Deferral Periods in any      aggregate duration of Deferral
              period exceeds the number    Periods to be exceeded
              of days permitted by
              Section 4(h)

      (c) Commencing on (and including) any date that a Registration Default has begun and ending on (but excluding) the next date on which there are no Registration Defaults that have occurred and are continuing (an "Additional Interest Accrual Period"), the Company and the Issuer, jointly and severally, shall pay, as additional interest over and above the interest set forth in title of the Notes and not as a penalty, to Record Holders of Registrable Securities an amount (the "Additional Interest Amount") accruing, (1) for each day to and including the 90th day in the Additional Interest Accrual Period, in respect of any Note, at a rate per annum equal to 0.25% of the aggregate principal amount of such Note, and (2) for each day from and after the 91st day in the Additional Interest Accrual Period, in respect of any Note, at a rate per annum equal to 0.50% of the aggregate principal amount of such Note; provided, however, that in the case of an Additional Interest Accrual Period that is in effect solely as a result of a Registration Default of the type described in clause (c) of the preceding paragraph, such Additional Interest Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notices and Questionnaires that caused the Company or the Issuer, as the case may be, to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Registration Default. Notwithstanding the foregoing, no Additional Interest Amount shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Additional Interest Amount with respect to any period shall not exceed 0.50% per annum notwithstanding the occurrence of multiple concurrent Registration Defaults.

      (d) The Additional Interest Amount shall accrue from the first day of the applicable Additional Interest Accrual Period, and shall be payable on each Additional Interest Payment Date during the Additional Interest Accrual Period (and, without duplication, on the Additional Interest Payment Date next succeeding the end of the Additional Interest Accrual Period if the Additional Interest Accrual Period does not end on an Additional Interest Payment Date) to the Record Holders of the Registrable Securities entitled thereto; provided, however, that any Additional Interest Amount accrued with respect to any Note or portion thereof redeemed or repurchased by the Issuer on a redemption date or repurchase date prior to the Additional Interest Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or repurchase on the applicable redemption date or repurchase date, as the case may be, on such date; provided, further, that, in the case of a Registration Default of the type described in clause (iii) of
Section 3(a), such Additional Interest Amount shall be paid only to the Holders entitled thereto pursuant to Section 3(a) by check mailed to the address set forth in the Notice and Questionnaire delivered by such Holder. The Trustee shall be entitled, on behalf of registered holders of Notes or Underlying Common Shares, to seek any available remedy for the enforcement of the registration rights set forth in the Indenture, including for the payment of such Additional Interest Amount. Notwithstanding the foregoing, the Company, the Issuer and the Initial Purchasers agree that the sole damages payable for a violation of the terms of the registration rights set forth in the Indenture with respect to which an Additional Interest Amount is expressly provided shall be such Additional Interest Amount. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to the registration rights granted under the Indenture.

      (e) All of the Company's and the Issuer's, as the case may be, obligations set forth in this Section 3 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of the registration rights granted under the Indenture).

      (f) The parties hereto agree that the Additional Interest Amount provided for in this Section 3 constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

      4. Registration Procedures. In connection with the registration obligations of the Company and the Issuer under Section 2 hereof, during the Effectiveness Period, the Company and the Issuer shall:

      (a) Prepare and file with the Commission a Registration Statement or Registration Statements on Form S-3, or, if unavailable, on another appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the reasonably requested method or methods of distribution thereof, and use their respective commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing of the Initial Registration Statement with the Commission, the Company and the Issuer shall furnish to Special Counsel of such offering, if any, and each Notice Holder copies of the Initial Registration Statement proposed to be filed at least two (2) Business Days prior to the filing of the Initial Registration Statement. The Company and the Issuer shall use their respective commercially reasonable efforts to reflect in the Initial Registration Statement, when so filed with the Commission, such comments as such Notice Holders and the Special Counsel may propose.

      (b) Subject to Section 4(h) hereof, prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use their respective commercially reasonable efforts to comply with the provisions of the Securities Act applicable to each of them with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

      (c) As promptly as practicable, give notice to the Notice Holders and the Special Counsel, if any, (i) when any Prospectus, Registration Statement or post-effective amendment to a Registration Statement has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the Commission or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company or the Issuer, as the case may be, of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the occurrence of, but not the nature of or details concerning, a Material Event.

      (d) Use their respective commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as practicable, and provide prompt notice to each Notice Holder of the withdrawal of any such order.

      (e) As promptly as practicable furnish to each Notice Holder and the Special Counsel, upon request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including exhibits and if requested, all documents incorporated or deemed to be incorporated therein by reference.

      (f) During the Effectiveness Period, deliver to each Notice Holder, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company and the Issuer hereby consent (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

      (g) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use their respective commercially reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use their respective commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts reasonably necessary to legally permit the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, however, that neither the Company nor the Issuer will be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for the registration rights granted under the Indenture or (ii) take any action that would subject either of them to general service of process in suits or to taxation in any such jurisdiction where they are not then so subject.

      (h) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (each a "Material Event") or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company and the Issuer makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus:

            (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use their respective commercially reasonable efforts to cause it to be declared effective as promptly as is practicable; and

            (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above or it is advised in writing by the Company and the Issuer that the Prospectus may be used. The Company and the Issuer will use their respective commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company and the Issuer, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or the Issuer and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company and the Issuer such suspension is no longer appropriate. The Company and the Issuer shall be entitled to exercise their right under this Section 4(h) to suspend the availability of the Shelf Registration Statement or any Prospectus for a reasonable period of time, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall, without incurring any obligation to pay any Additional Interest Amount pursuant to Section 3, not exceed an aggregate of thirty (30) days in any three-month period or an aggregate of ninety (90) days in any twelve-month period.

      (i) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities
Act) for a twelve-month period commencing on the first day of the first fiscal quarter of the Company or the Issuer, as the case may be, commencing after the effective date of a Registration Statement, which statements shall be made available no later than forty-five (45) days after the end of the twelve-month period or ninety (90) days if the twelve-month period coincides with the fiscal year of the Company or the Issuer, as the case may be.

      (j) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends (unless required by applicable law), and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.

      (k) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

      (l) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc., the New York Stock Exchange or the Toronto Stock Exchange or any other stock exchange on which the Company's or the Issuer's securities are publicly traded.

      (m) Upon (i) the filing of the Initial Shelf Registration Statement and
(ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Business Wire.

      (n) The Company will cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, as required by applicable law in a timely manner.

      (o) In connection with any Shelf Registration Statement, the Company and the Issuer shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority of the Registrable Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of the Registrable Securities pursuant to such Shelf Registration Statement.

      (p) In connection with any Shelf Registration Statement, the Company and the Issuer shall (i) make reasonably available for inspection during normal business hours by a representative of, and Special Counsel acting for, Holders of a majority of the Registrable Securities being sold and any underwriter participating in any disposition of the Registrable Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company or the Issuer, as the case may be, and its subsidiaries and (ii) use their respective commercially reasonable efforts to have their officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an "Inspector") in connection with such Shelf Registration Statement; provided, however, that the Inspector shall first agree in writing with the Company and the Issuer that any information that is reasonably and in good faith designated by the Company and the Issuer in writing as confidential at the time of delivery of such information shall be kept confidential by the Inspector and shall be used solely for the purposes of exercising rights under this Registration Rights Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; provided, however, that the Inspector shall as promptly as reasonably practicable, provide written notice to the Company and the Issuer of any request by any such regulatory authority for any such confidential information of the Company or the Issuer in order to allow the Company and the Issuer a reasonable amount of time to seek an appropriate protective order to prevent the disclosure of such information, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Registration Rights Agreement) or is necessary to defend a claim brought against any such persons (e.g., to establish a "due diligence" defense), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company or the Issuer and such source is not bound by a confidentiality agreement or otherwise obligated to keep such information confidential.

      (q) In connection with any Shelf Registration Statement, the Company and the Issuer shall, if requested by Holders of a majority of the Registrable Securities being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use their respective commercially reasonable efforts to cause (i) their counsel to deliver an opinion relating to the Shelf Registration Statement and the Registrable Securities in customary form, (ii) their officers to execute and deliver all customary documents and certificates requested by Holders of a majority of the Registrable Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) their independent public accountants to provide a comfort letter in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72. For purposes of determining the holders of a majority of the Registrable Securities in this paragraph (q) and in paragraphs (o) and (p) above, Holders of Notes shall be deemed to be the Holders of the number of Underlying Common Shares into which such Notes are or would be convertible as of the relevant date.

      5. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that such Holder shall not be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company and the Issuer with a properly completed and executed Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company and the Issuer all information required to be disclosed in order to make the information previously furnished to the Company and the Issuer by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company or the Issuer may from time to time reasonably request.

      6. Registration Expenses. The Company and the Issuer, jointly and severally, will bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and the Company and the Issuer, jointly and severally, will reimburse the Holders for the reasonable fees and disbursements, as and when incurred, of the Special Counsel acting for the Holders in connection with the Notes and the securities to be sold pursuant to each Registration Statement.

      7. Indemnification.

      (a) Indemnification of Holders. The Company and the Issuer, jointly and severally, shall indemnify and hold harmless each Holder (including the Initial Purchasers) and each person, if any, who controls such Holder within the meaning of the Securities Act (collectively referred to for the purposes of this Section 7 as a Holder) against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Registrable Securities), to which that Holder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Registration Statement or any Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Holder for any legal or other expenses reasonably incurred by that Holder in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage or liability purchased Notes, if (i) a copy of the preliminary prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Notes to such person, (ii) a copy of the final Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Holder and (iii) the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and provided, further, that the Company and the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or Registration Statement or any such amendment or supplement in reliance upon and in conformity with any information included therein in reliance upon or in conformity with written information furnished to the Company or the Issuer by or on behalf of any Holder specifically for use therein (the "Holders' Information").

      (b) Indemnification of the Company and the Issuer and their Respective Directors and Officers. Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and the Issuer and their respective directors, and each person, if any, who controls the Company or the Issuer within the meaning of the Securities Act (collectively referred to for the purposes of this Section 7 as the Company or the Issuer), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Issuer may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus or Registration Statement or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company or the Issuer by or on behalf of that Holder specifically for use therein, and shall reimburse the Company and the Issuer for any legal or other expenses reasonably incurred by the Company and the Issuer in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

      (c) Actions; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Holders of a majority in aggregate principal amount of the Registrable Securities, if the indemnified parties under this Section 7 consist of any Holder or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section 7 consist of the Company or the Issuer or any of their respective directors, officers, employees or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Issuer, on the one hand, and a Holder with respect to the sale by such Holder, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Issuer, on the one hand, and such Holder, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer, on the one hand, and a Holder, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Registrable Securities (before deducting expenses) received by the Company and the Issuer as set forth on the cover of the Offering Circular bear to the total proceeds received by such Holder with respect to its sale of Registrable Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Issuer, on the one hand, or to any Holders' Information supplied by such Holder, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Issuer and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder to any purchaser exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any Holder's obligations to contribute as provided in this Section 7(d) are several and not joint.

      (e) The obligations of the Company, the Issuer and the Holders in this
Section 7 are in addition to any other liability which the Company, the Issuer or the Holders as the case may be, may otherwise have.

      8. Rules 144 and 144A. The Company and the Issuer shall use their respective commercially reasonable efforts to file the reports required to be filed by each of them under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company or the Issuer is not required to file such reports, such entity will, upon the written request of any Holder, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. Each of the Company and the Issuer covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder, the Company and the Issuer shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company or the Issuer to register any of their respective securities pursuant to the Exchange Act.

      9. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

      10. Miscellaneous.

      (a) Amendments and Waivers. The provisions of this Registration Rights Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the then outstanding Underlying Common Shares constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section 10(a), of the number of outstanding Underlying Common Shares into which such Notes are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

      (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the most current address given by such Holder to the Company and the Issuer in accordance with the provisions of this Section 10(b). The initial address for each Holder shall be the address of such Holder maintained by the Trustee under the Indenture, with a copy in like manner to SG Cowen & Co., LLC, Attention: General Counsel, 1221 Avenue of the Americas, New York, New York 10020 (Fax: 212-278-7995), and J.P. Morgan Securities, Inc.,
Attention: Syndicate Department, 277 Park Avenue, 9th Floor, New York, New York 10017 (Fax: 212-622-2071); and

            (ii) if to the Company and the Issuer, to Lions Gate Entertainment Corp., Attention: Wayne Levin, 2700 Colorado Avenue, Suite 200, Santa Monica, CA 90404 (Fax: 310-255-3860).

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one (1) Business Day after being delivered to a next-day air courier; three (3) Business Days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

      (c) Successors and Assigns. This Registration Rights Agreement shall be binding upon the Company and the Issuer and their respective successors and assigns.

      (d) Counterparts. This Registration Rights Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopies) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (e) Headings. The headings in this Registration Rights Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (f) Governing Law; Submission to Jurisdiction. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      (g) No Inconsistent Agreements. Each of the Company and the Issuer has not and shall not, on or after the date of this Registration Rights Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Registration Rights Agreement or otherwise conflicts with the provisions hereof. Except for the registration rights agreement dated June 6, 2000, by and among the Company, Reza Amin and Mark Amin, each of the Company and the Issuer has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its securities to any person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Registrable Securities, neither the Company nor the Issuer shall grant to any person the right to request the Company or the Issuer to register any securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of the Agreement.

      (h) No Piggyback on Registrations. Neither the Company nor the Issuer, nor any of their respective securityholders (other than the Holders in such capacity) shall have the right to include any securities of the Company in any Shelf Registration other than Registrable Securities unless otherwise agreed to by SG Cowen & Co., LLC and J.P. Morgan Securities Inc.

      (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Registration Rights Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      (j) Remedies. In the event of a breach by the Company or the Issuer, or by any Holder, of any of their obligations under this Registration Rights Agreement, each Holder or the Company and the Issuer, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Section 2 or Section 4 hereof for which liquidated damages have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Registration Rights Agreement. The Company, the Issuer and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Registration Rights Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

      (k) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Issuer or their Affiliates (other than the Initial Purchasers or subsequent Holders if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Issuer, the other Initial Purchasers and you.

                                        Very truly yours,

                                        LIONS GATE ENTERTAINMENT CORP.

                                        By: /s/ JIM KEEGAN
                                            -------------------------------
                                            Name: Jim Keegan
                                            Title: Chief Administrative
                                                   Officer, Chief Financial
                                                   Officer

                                        LIONS GATE ENTERTAINMENT INC.

                                        By: /s/ JIM KEEGAN
                                            -------------------------------
                                            Name: Jim Keegan
                                            Title: Treasurer

Accepted in New York, New York

SG COWEN & CO., LLC

By: /s/ JOHN MOSLER
    --------------------------
    Name: John Mosler
    Title: M.D.

J.P. MORGAN SECURITIES INC.

By: /s/ JASON M. WOOD
    --------------------------
    Name: Jason M. Wood
    Title: Vice President

THOMAS WEISEL PARTNERS LLC

By: /s/ JACK HELFAND
    --------------------------
    Name: Jack Helfand
    Title: Associate General
           Counsel

JEFFERIES & CO.

By: /s/ RAYMOND J. MINELLA
    --------------------------
    Name: Raymond J. Minella
    Title: Managing Director

OPPENHEIMER & CO.

By: /s/ ROGER ELSAS
    --------------------------
    Name: Roger Elsas
    Title: SVP

JANCO PARTNERS

By: /s/ ALAN ANGELICH
    --------------------------
    Name: Alan Angelich
    Title: President

SANDERS MORRIS HARRIS

By: /s/ HUMBERT POWELL
    --------------------------
    Name: Humbert Powell
    Title: Managing Director

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